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EXHIBIT 21
AIRPORT SYSTEMS INTERNATIONAL, INC.
SUBSIDIARIES OF THE COMPANY

Subsidiary                                   Jurisdiction
----------                                   ------------
ASII International, Inc.                     Barbados, W.I.





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